SETTLEMENT AGREEMENT AND
FULL MUTUAL GENERAL RELEASE OF CLAIMS

           This SETTLEMENT AGREEMENT AND FULL MUTUAL GENERAL RELEASE OF CLAIMS (the “Agreement”) is made and entered into as of March 31, 2012 (the “Effective Date”), by and between SPORT TECH ENTERPRISES, INC. a Nevada corporation (“Sport Tech ”), on the one hand, and STOECKLEIN LAW GROUP (“SLG”) on the other hand. Sport Tech and SLG are sometimes collectively referred to herein as the “Parties.”

RECITALS

           This Agreement is made with reference to the following facts and circumstances:

A.  On or about September 16, 2010, Sport Tech executed a Retainer Agreement with SLG, wherein SLG would represent Sport Tech with various securities and general corporate matters. During the course of their representation, Sport Tech has incurred a debt of $6,000 that remains unpaid.

B.  Sport Tech and SLG are desirous of reconciling the unpaid balance.

D. Each of the parties has had the opportunity to inquire in regard to the other parties, accept that no party makes any warranties or representations other than those stated in this Agreement, and are willing to accept all risk associated with the transactions contemplated in this Agreement.

F. The Parties wish to avoid the expense of litigation and settle all of their current and ongoing differences concerning the claims the Parties alleged, or could have alleged, as a result of the unpaid balance, and any and all other claims which may exist, on the following terms.

AGREEMENT

           In consideration of the foregoing recitals, the mutual undertakings contained in this Agreement, and other good, valuable and sufficient consideration, the Parties agree as follows:

1.	FORGIVENESS OF THE BALANCE DUE. The Parties are desirous of resolving the issue of the unpaid balance and thus agree:

a.	The $6,000 unpaid balance shall forgiven and settled by SLG

           2.  MUTUAL GENERAL RELEASE.

a.  Sport Tech, on behalf of itself as well as its officers, directors, partners, employees, attorneys, agents, successors, representatives, shareholders, subsidiaries, affiliated companies and assigns, hereby fully and forever releases, acquits, waives, relinquishes, discharges,  exonerates, and agrees to hold harmless SLG, as well as its partners, employees, attorneys, agents, successors, representatives, shareholders, parent companies, subsidiaries, affiliated companies, from and against any and all claims, causes, causes of action, in law or in equity, disputes, suits, debts, liens, rights, contracts, covenants, agreements, acts, promises, liabilities, controversies, obligations, demands, damages, injuries to both persons and property, warranties, indemnities, losses, costs, fees (including, without limitation, those of attorneys) and expenses, of whatsoever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, which exist or may have existed between Sport Tech, on the one hand, and SLG or any of them, on the other hand.

b.  SLG, jointly and severally, does hereby fully and forever release, acquit, waive, relinquish, discharge, exonerate, and agree to hold harmless Sport Tech, and its officers, directors, partners, employees, attorneys, agents, successors, representatives, members, subsidiaries, affiliated companies and assigns, jointly and severally (collectively, “SLG Et Al.”) from and against any and all claims, causes, causes of action, in law or in equity, disputes, suits, debts, liens, rights, contracts, covenants, agreements, acts, promises, liabilities, controversies,  obligations, demands, damages, injuries to both persons and property, warranties, indemnities, losses, costs, fees (including, without limitation, those of attorneys) and expenses, of whatsoever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, which exist or may have existed.

3.  NO ADMISSION OF LIABILITY.  The Parties explicitly acknowledge that this Agreement represents a settlement of disputed claims, and that by entering into this Agreement no party admits or acknowledges the existence of any liability or wrongdoing. Accordingly, neither this Agreement nor any of its terms shall be offered or received as evidence in any proceeding in any forum as an admission of liability or wrongdoing on the part of any party hereto or its agents.

4.  REPRESENTATION OF NO ASSIGNMENT.  The Parties represent and warrant that no portion of the Transaction or any claim, right, demand, cause of action or claim for relief released by this Agreement of Shares or any portion thereof, has been assigned or transferred, voluntarily, by operation of law, or otherwise, to any other person or entity. In the event that any claim, demand or suit should be made or instituted against any person or entity released hereby because of any purported assignment, subrogation, or transfer, the Parties agree to indemnify and hold the released person or entity harmless against such claim, demand or suit and shall pay and satisfy such claim, demand or suit, and necessary expenses, including but not limited to attorneys’ fees and costs, incurred by reason thereof.

5.           CONFIDENTIALITY. The Parties understand that the confidential treatment of this Agreement and the facts and circumstances underlying it is a material element inducing the Parties to enter into the Agreement.  Therefore, the Parties agree not to discuss or disclose the existence of the Agreement, the terms of the Agreement, or the facts or circumstances of the statement of claim underlying it, or any aspect of this Agreement with, or to any other person(s) or entities (including by communicating via electronic mail, the Internet, or other electronic means), except to attorneys or accountants, each in such case only to the extent necessary to receive legal or accounting advice (and only after obtaining acknowledgment that any person to whom disclosure is made has read and agreed to comply with the confidentiality provisions contained in this paragraph), unless all other Parties to the Agreement consent to such disclosure in writing or unless compelled to do so by a validly issued and served subpoena, court order, or other legal process (“Demand”) in which case the Party to whom the Demand is directed shall, within three (3) business days after receipt of such Demand, give notice to the other Parties to the Agreement so that they may, if they desire, oppose the Demand.  This provision, however, shall not preclude any Party from complying with any disclosure obligation pursuant to any law, rule, or regulation relating to the securities industry or otherwise, or from complying with a law, rule, or regulation relating to the securities industry or in response to the request of a securities industry regulator, self-regulatory organization, or governmental or quasi-governmental securities regulatory agency.

6.  NEUTRAL INTERPRETATION.  The Parties agree that they have each had equal opportunity to review and contribute to the language and format of this Agreement. Therefore, the provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party on the basis that such party was the source of the language in question.

7.  SEVERABILITY.  In the event any provision of this Agreement shall be held to be void, voidable or unenforceable, the remaining provisions shall remain in full force and effect.

8.  ENTIRE AGREEMENT.  This Agreement contains the entire integrated agreement between the Parties respecting the subject matter of this Agreement and supersedes all prior understandings and agreements, whether oral or in writing, between the Parties respecting the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the Parties relating to the subject matter of this Agreement which are not fully expressed in this Agreement. The terms of this Agreement are intended by the Parties as a final expression of their agreement with respect to those terms and they may not be contradicted by evidence of any prior agreement or of any contemporaneous agreement. The Parties further intend that this Agreement constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement.

9.  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which when executed and delivered, whether by facsimile or otherwise, shall constitute an original, and all of which when executed shall constitute one and the same instrument.

10.  GOVERNING LAW, JURISDICTION AND VENUE.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees, as a material inducement to every other party, that all legal proceedings concerning the interpretations, enforcement and defense of this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of San Diego.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in San Diego County, City of San Diego for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

11.  BINDING UPON SUCCESSORS.  All the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

           12.  COVENANT NOT TO SUE.  Without limiting in any way the releases set forth above, each of the parties hereto hereby covenants and warrants that it will not sue or otherwise commence or prosecute, or cause to be commenced or prosecuted, any action or proceeding, civil, criminal, administrative, or otherwise, related in any way to any matter released by this Agreement.

           13. AMENDMENTS.  This Agreement may be modified or amended only by a writing signed by the party to be charged.

           14.  TITLES.  The titles and subtitles in this Agreement are for the convenience of the reader only and are not to be considered in any construction of the Agreement.

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SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date appearing alongside his/her or its signature below.

FOR Sport Tech:
Dated: March 31, 2012
                   Sport Tech Enterprises, Inc.,
a Nevada corporation

By:  /S/ Andrew Widme
       Andrew Widme, President

FOR SLG:
Dated: March 31, 2012	By: Donald J. Stoecklein
Donald J. Stoecklein